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                                                                EXHIBIT 99(a)(4)

                                 STELLENT, INC.

                              NOTICE OF WITHDRAWAL
                          (ELECTION NOT TO PARTICIPATE)

INSTRUCTIONS:

         IF YOU PREVIOUSLY ELECTED TO ACCEPT THE OFFER TO EXCHANGE OF STELLENT, INC. ("STELLENT") AND YOU WOULD LIKE TO CHANGE YOUR ELECTION WITH RESPECT TO SOME OR ALL OF YOUR OPTIONS, YOU MUST:

         1. COMPLETE THIS FORM, SIGN IT, AND RETURN IT TO NICOLE MANDERSCHEID OF THE HUMAN RESOURCES DEPARTMENT OF STELLENT, INC. EITHER BY HAND DELIVERY OR BY FAX AT (952) 942-6697. YOU ALSO CAN MAIL IT TO STELLENT, INC., 7777 GOLDEN TRIANGLE DRIVE, EDEN PRAIRIE, MINNESOTA, 55344, ATTENTION: NICOLE MANDERSCHEID. IN ORDER TO BE EFFECTIVE, THIS FORM MUST BE RECEIVED BY OUR HUMAN RESOURCES DEPARTMENT BEFORE 11:00 P.M., CENTRAL TIME, ON DECEMBER 31, 2002. IF YOU SEND YOUR NOTICE OF WITHDRAWAL VIA FAX, BE SURE YOU OBTAIN A CONFIRMATION OF SUCCESSFUL DELIVERY.

         2. ENSURE THAT YOU RECEIVE CONFIRMATION OF RECEIPT FROM THE HUMAN RESOURCES DEPARTMENT OF STELLENT PROMPTLY. PLEASE NOTE THAT EMPLOYEES WHO RETURN FORMS IMMEDIATELY PRIOR TO DECEMBER 31, 2002 MAY NOT RECEIVE CONFIRMATION BY SUCH DATE.

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         I previously received a copy of the Offer to Exchange Certain
Outstanding Options of Stellent, Inc. dated December 3, 2002, and the Letter of Transmittal (Election to Participate). I signed and returned the Letter of Transmittal (Election to Participate), in which I elected to accept Stellent's offer to exchange option(s). I now wish to change that election, withdraw from my participation in the program and reject Stellent's offer to exchange. I understand that by signing this Notice of Withdrawal and delivering it to the Human Resources Department of Stellent:

[ ] I am withdrawing my acceptance of the offer and rejecting the offer to exchange all of my options,

                                         OR

[ ] I am withdrawing my acceptance of the offer and rejecting the offer to exchange only with respect to the option(s) set forth in the table below. I understand that if I do not withdraw my acceptance for all of my option(s), I am not withdrawing any option(s) granted on or after June 2, 2002 (even if I list them below).
[PLEASE TYPE OR PRINT CLEARLY]



                                                                                          NUMBER OF SHARES
                                               EXERCISE PRICE                           CURRENTLY SUBJECT TO
   OPTION GRANT DATE                              OF OPTION                                    OPTION
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
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
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         I understand that in order to reject the offer, I must sign and deliver this Notice of Withdrawal (Election Not to Participate) to Nicole Manderscheid in Stellent's Human Resources Department no later than 11:00 p.m. Central Time on December 31, 2002 (or such later date and time as designated by Stellent).

         By rejecting the offer to exchange the above listed current option(s), I understand that I will not receive any replacement option(s) pertaining to the above listed option(s), and I will keep those current option(s) at their current exercise price and on their current vesting schedule. The option(s) listed above will continue to be governed by the plan under which it was, or they were, granted and existing option agreement(s) with Stellent. I have completed and signed the following exactly as my name appears on my original Letter of Transmittal (Election to Participate).

         Finally, I agree that Stellent may confirm its receipt and acceptance of this Notice of Withdrawal (Election Not to Participate) by sending notice to my regular Stellent e-mail address.

                                      ------------------------------------------
                                      Optionee Signature

                                      Name:
                                           -------------------------------------
                                           (Please print)



Date:
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